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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: November 15, 1996
               (Date of earliest event reported: November 1, 1996)

                         Commission File Number: 0-21272



                               SANMINA CORPORATION
             (Exact name of Registrant as specified in its charter)



                Delaware                                    77-0228183
(State of incorporation or organization)               (IRS Employer I.D. No.)


                355 East Trimble Road, San Jose, California 95131
                    (Address of principal executive offices)

                                 (408) 435-8444
              (Registrant's telephone number, including area code)
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Item 2.  Acquisition and Disposition of Assets


         On November 1, 1996, Registrant acquired the Guntersville, Alabama and Guaymas, Mexico assets and operations (the "Business") of Comptronix Corporation ("Comptronix") for a cash purchase price of $17.6 million. The Business provides contract manufacturing services to original equipment manufacturers in the electronics industry.


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Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements and Pro Forma Financial Information

         It is impracticable to provide the required financial statements as of the filing of this report. Registrant expects that audited and pro forma financial statements required under this item will be filed within 60 days after the date on which this Form 8-K is required to be filed.

         (b)  Exhibits

                  2 Asset Purchase Agreement ("Agreement") between Sanmina Corporation and Comptronix Corporation dated September 20, 1996 and Addendum thereto dated November 1, 1996. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits referred to in the Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to the Commission upon request.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SANMINA CORPORATION


                                             By:  /s/ Randy W. Furr
                                                  _____________________________
                                                    Randy W. Furr,
                                                    President
                                                    and Chief Operating Officer



Date: November 15, 1996


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                                  EXHIBIT INDEX

Exhibit No.       Description

2                 Conformed Copy of Asset
                  Purchase Agreement between
                  Sanmina Corporation and
                  Comptronix Corporation and Addendum thereto
                  (schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K).


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